EXHIBIT 16

                                                   [ROWLES & Company LETTERHEAD]



Securities and Exchange Commission
Washington, D.C. 20549


         On April 11, 1996, our appointment as auditors for Glen Burnie Bancorp was terminated. We have read the statement concerning changes in registrant's certifying accountant contained in their Form 8-K, item 4, dated February 13, 1997, and we agree with such statement.


                                                   [Rowles & Company, LLP]

February 14, 1997
































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